UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 12, 2012

TBS INTERNATIONAL PLC
(Exact name of Registrant as Specified in its Charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Block A1 East Point Business Park Fairview, Dublin 3, Ireland
(Address of principal executive offices)

+1 353(0) 1 618 0000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2012, TBS International plc (the "Company") received formal notification from The Nasdaq Stock Market ("Nasdaq") that it was not in compliance with Nasdaq's continued listing standard under Nasdaq Listing Rule 5450(b)(1)(C).  The Company failed to meet this listing standard because the market value of the Company's Class A ordinary shares for each trading day in the 30-day period from November 29, 2011 to January 11, 2012 was less than $5,000,000.  The Company has 180 days, or until July 10, 2012, to regain compliance by having the market value of the Company's Class A ordinary shares close at $5,000,000 or more for a minimum of 10 consecutive trading days.  If the Company fails to regain compliance, Nasdaq will provide written notification to the Company that the Company's Class A ordinary shares will be subject to suspension and delisting procedures.  As previously disclosed, the Company expects that, unless the closing bid price for its Class A ordinary shares exceeds $1.00 for 10 consecutive days prior to March 26, 2012, Nasdaq will provide written notice to the Company that its Class A ordinary shares will be subject to suspension and delisting procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC
Date: January 23, 2012	By:	/s/ Ferdinand V. Lepere
		Name:	Ferdinand V. Lepere
		Title:	Senior Executive Vice President and Chief Financial Officer